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                      AMENDED CORPORATE SERVICES AGREEMENT

     This Amended Corporate Services Agreement is entered into between Cadence Design Systems, Inc. (Cadence) and Integrated Measurement Systems, Inc. (IMS) this first day of May, 1996.

     The parties entered into a Corporate Services Agreement effective May 1, 1995. They now wish to modify and update that agreement, as shown here.

     The parties agree:

1.   DEFINITIONS.

     1.1 CADENCE AND IMS. "Cadence" and "IMS" as used herein shall refer to the parent companies, and wholly owned subsidiaries of either (except that for these purposes, IMS will not be regarded as a Cadence subsidiary.)

     1.2 DEDICATED AGENT. An employee of Cadence is a "Dedicated Agent" during those periods with respect to which IMS is obligated to pay or has paid Cadence a fee equal to the Agent Fees as provided for in this Agreement. Numbers of Dedicated Agents in particular Cadence facilities as of the date of this agreement are listed on the attached Exhibit A.

2. AGENT SERVICES AND FEE. Cadence will supply the following services as agent for IMS, and IMS will pay Cadence an Agent Fee for Cadence's services hereunder, calculated as follows.

     2.1  FEE COMPONENT FOR OFFICE SPACE AND ASSOCIATED SUPPORT.

          2.1.1 PRINCIPLE. Cadence supplies office space and associated office support (telephones and faxes, parking, use of conference rooms, employee lounges, and the like) to IMS at a number of locations around the United States and (through Cadence wholly-owned subsidiaries) elsewhere in the world. IMS pays for that space and support at the price shown on Exhibit A, on an allocated charge per headcount basis, as a part of its Agent Fee.

          2.1.2 CHANGES. The parties may from time to time agree to add Dedicated Agents, or IMS personnel in those locations where IMS has direct business presence, at specific sites, and so increase the space needed, or to add sites; such changes will be reflected on revised "Exhibits A" to replace the original executed with this Agreement. Cadence shall not be obligated to lease or outfit additional space for IMS' benefit, however, and any additional space will be provided on a "space available" basis only.

          2.1.3 COST AND FEE REVIEW. The parties will meet semiannually to review the fair market value of the office space and associated services at each location, and will adjust the Agent Fees shown on Exhibit A to reflect that fair market value.

     2.2  DEDICATED AGENTS.

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          2.2.1     FEE COMPONENT FOR AGENT COST.  IMS shall pay Cadence, as
     part of its Agent Fee, an amount equal to the fully-loaded payroll cost for and discretionary expenses such as travel, materials and supplies, and communications incurred by each Dedicated Agent. That cost shall include any extraordinary hiring, termination, or transfer expenses Cadence experiences due to IMS or Cadence policy or the law of the particular jurisdictions, provided that the parties shall work in good faith to minimize such expenses to be charged to IMS.

          2.2.2 CHANGES IN DEDICATED AGENTS. In countries outside the United States where Dedicated Agents are employed, IMS may periodically request that Cadence add, transfer, or terminate Dedicated Agents. During the term of this agreement, Cadence will add or subtract such Dedicated Agents for the applicable countries on thirty days' notice from IMS, or such longer period of time as may be required under Cadence policy or local law. However, IMS shall not add any new Dedicated Agents in any country in which IMS has chosen to establish its own business presence, either itself or through an IMS subsidiary.

          2.2.3 INTELLECTUAL PROPERTY. Cadence acknowledges that the Agent Fee paid by IMS fully covers Cadence's costs with respect to the Dedicated Agents, and hereby commits to assign and does assign to IMS, free of claims by Cadence, all intellectual property developed by Dedicated Agents while they are or were Dedicated Agents, to the extent Cadence has rights to that intellectual property under applicable agreements with the Dedicated Agent pursuant to local law. Cadence will take such steps as may be necessary to document such assignment in order to preserve such rights, on request and at IMS' expense. Likewise, IMS will require that such Dedicated Agents, when retained by IMS will honor confidentiality obligations to Cadence and its customers.

3.   INSURANCE.

     3.1 OPTION TO PURCHASE COVERAGE THROUGH CADENCE. IMS may elect to purchase insurance coverage through Cadence insurance policies, to the extent and during the time those policies permit that coverage.

     3.2 PROCEDURE. On request, Cadence will assist IMS to determine what insurance coverage IMS can acquire more cost-effectively through Cadence (as a part of Cadence policies) than independently. IMS shall by Notice inform Cadence of which coverages it wishes to purchase through Cadence, and which coverages purchased through Cadence it wishes to terminate. IMS' rights to become covered by, or exclude itself from coverage under, Cadence policies shall meet these conditions:

          3.2.1 TERMS OF POLICY. IMS' Notice may request that IMS be added or deleted from Cadence policies only as of dates the policy itself permits for such modifications.

          3.2.2 QUALIFICATION. IMS shall not be entitled to coverage under any Cadence policy as to which IMS does not qualify under the policy terms.

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     3.3  COPIES OF POLICIES.  Cadence shall, on request, provide IMS with copies of all applicable insurance coverages, and shall request companies writing such insurance to copy IMS with any policy changes affecting IMS.

     3.4 COST. IMS shall reimburse Cadence the full incremental cost to Cadence of IMS' coverage under any existing Cadence policy. That incremental cost shall be billed to IMS as part of Cadence's Agent Fee for all non-US jurisdictions.

4.   SETTLEMENT OF ACCOUNTS.

     4.1  INVOICING.  Cadence shall invoice IMS monthly for the services herein
provided.   Cadence shall bill for personnel costs under section 2.2 in the local currency of the country in which such costs were incurred. Cadence shall bill for the dollar-denominated amounts shown on Exhibit A in dollars or in the local currency at equivalent exchange rates, as Cadence determines. If it is more convenient administratively for Cadence to do so, Cadence may cause its separate operating companies and subsidiaries to invoice IMS directly for services they provide hereunder.

     4.2 PAYMENT. Each party shall pay invoices properly tendered for any matter between them within thirty days of receipt of the invoice. Overdue unpaid invoices shall bear interest at 9% per year until paid.

5.   DURATION.

     5.1 MAXIMUM TERM. This Agreement will not last beyond June 1, 1999, unless expressly extended.

     5.2 INTERIM TERMINATION. During the term of this agreement, IMS may elect to decline particular space, or to reduce its space requirements at particular locations, on thirty days' Notice to Cadence, delivered both to Cadence's Notice address as shown on this agreement and to the particular office location where the space needs are being reduced. During the term of this agreement, IMS may also elect to transition particular Cadence Dedicated Agents to become IMS employees, subject to the rights of the employee as described above. Notice of such action shall be delivered both to Cadence at the Notice address shown on this agreement, and to the headquarters address of the particular Cadence subsidiary for whom the Dedicated Agent works. Cadence may elect to terminate some or all of its obligations hereunder on thirty days' Notice in the event IMS breaches a material obligation hereunder and such breach remains uncured for thirty days after Notice to IMS. After June 1, 1997, Cadence may elect to terminate its agreement with respect to particular facilities or subsidiaries on 180 days' Notice to IMS.

6. SOFTWARE. Cadence has issued software licenses and provides maintenance and updates for its suite of software products to IMS without charge, for IMS' own use in designing and supporting its own products. As of the date Cadence's ownership in IMS drops below 50%, in the absence of any other agreement Cadence will continue to permit IMS a no-charge license to its suite of design tools currently held by IMS, but will charge IMS for maintenance on those tools, at the rate Cadence charges its most favored strategic customers and technology partners.

7.   OTHER MATTERS.

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     7.1  NOTICE.  "Notice" means notice given as described here.  Notice will be given to IMS at 9525 S.W. Gemini Drive, Beaverton, Oregon  97008, ATTN:
Chief Financial Officer. Notice will be given to Cadence at 2655 Seely Road, Building 5, MS 5B2, San Jose, Ca. 95134, ATTN: Chief Financial Officer. Notice may be given in any form that leaves a hard copy in the hands of the recipient. Each party can change its own Notice address and designated Notice recipient, by Notice. Notice shall be effective when actually received by the designated person. If sent certified or registered mail, postage prepaid, return receipt requested, notice is considered effective on the date the return receipt shows the notice was accepted, refused, or returned undeliverable.

     7.2 SEVERABILITY. Each clause of this agreement is severable. If any clause is ruled void or unenforceable, the balance of the agreement shall nonetheless remain in effect.

     7.3 NON-WAIVER. A waiver of one or more breaches of any clause of this agreement shall not act to waive any other breach, whether of the same or different clauses.

     7.4 ASSIGNMENT. This agreement may not be assigned without the express written consent of each party, which consent will not be unreasonably withheld.

     7.5 GOVERNING LAW. This agreement is governed by the laws of the state of California. Each party consents to service of process through the method prescribed for notice in this agreement.
     7.6 INTEGRATION. This agreement is the complete agreement between the parties as of the date hereof with respect to Corporate Services, and supersedes all prior agreements, written or oral. It may be modified only in writing signed by the original parties hereto, or by their successors or superiors in office.

INTEGRATED MEASUREMENT SYSTEMS, INC.         CADENCE DESIGN SYSTEMS, INC.

By:                                          By:
   -------------------------------------        -------------------------------
Print:                                       Print:
      ----------------------------------           ----------------------------
Title:                                       Title:
      ----------------------------------           ----------------------------
Date:                                        Date:
     -----------------------------------          -----------------------------

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                                    Exhibit A

- -------------------------------------------------------------------------------
                  Cadence Dedicated Agents and Support Fees
- -------------------------------------------------------------------------------
      Location        Dedicated Agents    Fee per Agent Per     95 Total Fees
                                                Month
- -------------------------------------------------------------------------------
Cadence UK                   5              Cost plus $650             $3,250
- -------------------------------------------------------------------------------
Cadence Germany              3              Cost plus $600              1,800
- -------------------------------------------------------------------------------
Cadence France               2              Cost plus $650              1,300
- -------------------------------------------------------------------------------
Cadence Israel               1              Cost plus $704                704
- -------------------------------------------------------------------------------
Cadence Taiwan               3              Cost plus $306                918
- -------------------------------------------------------------------------------
Arizona                      2              Cost plus $457                914
- -------------------------------------------------------------------------------
California                   9              Cost plus $500              4,500
- -------------------------------------------------------------------------------
Maryland                     1              Cost plus $767                767
- -------------------------------------------------------------------------------
Massachusetts                7              Cost plus $262              1,834
- -------------------------------------------------------------------------------
Minnesota                    2              Cost plus $731              1,462
- -------------------------------------------------------------------------------
Texas                        2              Cost plus $705              1,410
- -------------------------------------------------------------------------------
                                   TOTAL FEES PER MONTH:   COST PLUS $ 18,859
- -------------------------------------------------------------------------------
                                    TOTAL FEES PER YEAR:   COST PLUS $226,308
- -------------------------------------------------------------------------------

     "Cost" here refers to Cadence's cost for the Dedicated Agent in question as described in Section 2.1.

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